Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons and entities listed below agree to the joint filing on behalf of each of them of a Schedule 13D (including amendments thereto) with respect to the shares of Common Stock, par value $0.0001 per share, of MAM Software Group, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Schedule 13D.

Dated: May 21, 2012	PETER H. KAMIN

By: /s/ Peter H. Kamin

PETER H. KAMIN ROTH IRA

By: /s/ Peter H. Kamin
Peter H. Kamin
Authorized Person

PETER H. KAMIN CHILDRENS TRUST

By: /s/ Peter H. Kamin
Peter H. Kamin
Sole Trustee

PETER H. KAMIN REVOCABLE TRUST

By: /s/ Peter H. Kamin
Peter H. Kamin
Sole Trustee

PETER H. KAMIN FAMILY FOUNDATION

By: /s/ Peter H. Kamin
Peter H. Kamin
Sole Trustee